EXHIBIT 10.2


LEASE

OF GROUND FLOOR (NORTH WEST) OFFICE SUITE (FRONT) 3 FURZEGROUND WAY STOCKLEY PARK UXBRIDGE


DATED 24 MARCH 2005


3 FURZEGROUND (NO. 1) LIMITED AND 3 FURZEGROUND (NO. 2) LIMITED
(Landlord)

CORVU PLC
(Tenant)


Annexures:
Floor Plan
Park Plan
Site Plan
Parking Plan


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CONTENTS

                                                                        PAGE
                                                                        ----

1        DEFINITIONS AND INTERPRETATION.....................................
1.1      Definitions........................................................
1.2      Interpretation.....................................................

2        DEMISE AND RENTS...................................................

3        TENANT'S COVENANTS.................................................
3.1      Rent...............................................................
3.2      Interest...........................................................
3.3      VAT................................................................
3.4      Rates and Outgoings................................................
3.5      Repair.............................................................
3.6      Decoration.........................................................
3.7      Cleaning...........................................................
3.8      Alterations........................................................
3.9      Overloading of floors and services.................................
3.10     Aerials, signs and advertisements..................................
3.11     Default notices....................................................
3.12     Use................................................................
3.13     Nuisance and prohibited uses.......................................
3.14     Alienation.........................................................
3.15     Compliance with Enactments etc.....................................
3.16     Planning...........................................................
3.17     Yielding up........................................................
3.18     Encroachments, easements and third party rights....................
3.19     Reletting and sale notices.........................................
3.20     Landlord's costs...................................................
3.21     Indemnity..........................................................
3.22     Regulations........................................................
3.23     New surety.........................................................
3.24     Other obligations..................................................
3.25     Registration.......................................................

4        LANDLORD'S COVENANTS...............................................
4.1      Quiet enjoyment....................................................
4.2      Services...........................................................

5        INSURANCE..........................................................
5.1      Landlord to insure.................................................
5.2      Suspension of rent.................................................
5.3      Reinstatement following damage or destruction......................
5.4      Reinstatement prevented etc........................................
5.5      Tenant's insurance obligations.....................................

6        FORFEITURE.........................................................

7        MISCELLANEOUS......................................................
7.1      No implied easements...............................................
7.2      Exclusion of warranty as to use....................................
7.3      Representations....................................................
7.4      Exclusion of Landlord's liability..................................
7.5      Covenants relating to Adjoining Property...........................
7.6      Disputes with adjoining occupiers..................................
7.7      Exclusion of statutory provisions..................................
7.8      Notices............................................................
7.9      New tenancy........................................................
7.10     Effect of document.................................................


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7.11     Commencement.......................................................
7.12     Third Parties......................................................
7.13     Removal of Tenant's Goods..........................................
7.14     Rights of Light etc................................................
7.15     Miscellaneous......................................................
7.16     Break Clause.......................................................
7.17     Jurisdiction.......................................................

SCHEDULE 1 - THE PREMISES/THE BUILDING......................................

SCHEDULE 2 - RIGHTS AND EASEMENTS GRANTED...................................

SCHEDULE 3 - EXCEPTIONS AND RESERVATIONS....................................

SCHEDULE 4 - DEEDS AND DOCUMENTS AFFECTING THE PREMISES.....................

SCHEDULE 5 - RENT REVIEW....................................................

SCHEDULE 6 - SERVICE CHARGE.................................................

SCHEDULE 7 - COVENANTS BY THE SURETY........................................

SCHEDULE 8 - CAR PARKING PROVISIONS.........................................

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LEASE

DATED 24 MARCH 2005

BETWEEN

(1) 3 FURZEGROUND (NO. 1) LIMITED Company Number 4410573 and 3 FURZEGROUND (NO. 2) LIMITED Company Number 4410575 (LANDLORD), both of whose registered offices are at Five Chancery Lane Cliffords Inn London EC4

(2) CORVU PLC Company Registration Number 3096249 (TENANT) whose registered office is at Russell Bedford House City Forum 250 City Road London EC1V 2QQ

IT IS AGREED

1        DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Lease the following definitions apply.

         1954 ACT means the Landlord and Tenant Act 1954.

         1995 ACT means the Landlord and Tenant (Covenants) Act 1995.

         ALLOTTED SPACES means the fifteen (15) car parking spaces in those parts of the Car Park edged green on the Parking Plan or such other reasonably comparable car parking area or areas as may be allotted by the Landlord to the Tenant from time to time.

         ADJOINING PROPERTY means all parts of the Building (except the Premises) and other property adjoining or near the Premises.

         AGREEMENT FOR LEASE means an Agreement made between the Landlord (1) and the Tenant (2) and dated 24 February 2005

         AUTHORITY means any statutory, public, local or other competent authority or a court of competent jurisdiction.

         BUILDING means the building described in Part 2 of Schedule 1.

         CAR PARK means all those parts of the Common Parts which are from time to time designated for the parking of motor vehicles.

         COMMON PARTS means:

         (a)      those parts of the Building; and

         (b) such other amenities available in connection with the Building including (but only so far as the same are not adopted as areas maintained at public expense) the Car Park and any roads accessing It as shown on the Site Plan.

         as the Landlord may designate acting reasonably from time to time for use in common by the Landlord and the tenants and other occupiers of the Building.

         CONDUITS means media and ancillary apparatus capable of being used for conducting or transmitting Utilities.

         CONTAMINATION means the contamination or pollution (as defined by Environmental Law) of any land water or air or the environment by any substance in on under or emanating from the Premises.

         DUE PROPORTION means a fair and reasonable proportion as conclusively determined by the Surveyor acting in accordance with the principles of good estate management

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         ENACTMENT means statute, statutory instrument, statutory guidance, treaty, regulation, directive, byelaw, code of practice, guidance note, circular, common law and any notice, order, direction or requirement given or made pursuant to any of them, for the time being in force.

         END OF THE TERM means the date on which the Term actually ends (however determined).

         ENVIRONMENTAL LAW means all Enactments relating to the environment and/or pollution of the environment (as those terms are defined in Section 1 of the Environmental Protection Act 1990).

         FLOOR PLAN means the floor plan attached hereto and so described

         ESTATE RENTCHARGE means the estate rentcharge created by the Rentcharge Deed.

         GROUP means a group of companies within the meaning of section 42 of the 1954 Act.

         INSOLVENCY EVENT means any of the following:

         (a) in relation to an individual:

                  (i) the making of an application for the appointment of an interim receiver in respect of the individual's property under section 286 of the Insolvency Act 1986;

                  (ii) the making of a bankruptcy order in respect of the individual;

                  (iii) the making of an application for an interim order under section 253 of the Insolvency Act 1986 in respect of the individual; and

                  (iv) the appointment of any person by the court to prepare a report under section 273 of the Insolvency Act 1986 in respect of the individual;

         (b) in relation to a company:

                  (i) the appointment of an administrator in respect of the company or any step taken with a view to the appointment of an administrator;

                  (ii) the appointment of an administrative receiver in respect of the company;

                  (iii) the making of an order or the passing of a resolution to wind up the company;

                  (iv) the appointment of a provisional liquidator in respect of the company;

                  (v) the making of a proposal under section 1 of the Insolvency Act 1986 for a voluntary arrangement in respect of the company;

                  (vi) the making of an application to the court by the directors of the company for a moratorium; and

                  (vii)    the company ceasing to exist;

         (c) in relation to any person (whether an individual or a company):

                  (i) the appointment of a receiver (including an administrative receiver) in respect of any of the person's assets;

                  (ii) the person entering into an arrangement or compromise with the person's creditors;

                  (iii) any distress or execution being levied on any of the person's assets; and

         INSURANCE RENT means a fair proportion (determined by the Landlord) of the sums (including the proper cost of valuations for insurance purposes and gross of any commission payable to the Landlord) which the Landlord pays from time to time for insuring the Building against the Insured Risks and the other matters referred to in Clause 5.1.1 and the whole of the sums which the Landlord pays from time to time for insuring against loss of the Rent and additional rents payable under this Lease.

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         INSURED RISKS means fire, storm, tempest, flood, lightning, impact, aircraft (other than hostile aircraft) and other aerial devices and articles dropped therefrom, riot, civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus or pipes (but excluding such risks as the Building cannot be insured against in the UK market or which the Landlord in its discretion (exercised reasonably) considers cannot be insured against in the UK market at a reasonable rate) and such other risks as the Landlord may in its absolute discretion from time to time determine subject in each case to such exclusions, excesses and limitations as may be imposed by the insurers and Insured Risk means any one of them.

         INTEREST means interest at the rate of four per cent (4%) per annum above the base lending rate from time to time of National Westminster Bank PLC (or of such other UK clearing bank as the Landlord may designate from time to time by giving Notice to the Tenant) both before and after any judgment, calculated on a daily basis from the date on which interest becomes chargeable on any payment due under this Lease to the date on which such payment is made, such interest to be compounded quarterly on the usual quarter days.

         LANDLORD means the person who is from time to time entitled to the reversion immediately expectant on the determination of this Lease.

         LANDLORD'S CONSENT means consent or approval in writing signed by or on behalf of the Landlord.

         LEASE means this lease and any document supplemental to it or entered into pursuant to its terms.

         LETTABLE AREA means accommodation in the Building from time to time let or intended to be let to occupational tenants.

         NOTICE means written notice given by a Party to any other Party.

         PARK PLAN means the plan annexed and so entitled.

         PARKING PLAN means the plan annexed and so entitled.

         PARTY means a party to this Lease and PARTIES means more than one
         Party.

         PERMITTED USE means use as high class offices with ancillary parking.

         PERSONNEL means servants, employees, contractors, workmen, agents, licensees and visitors.

         PLANNING ENACTMENTS means all Enactments relating to town and country planning. Plans means the plans attached to this Lease.

         PLANS means the plans attached to this Lease.

         PREMISES means the premises described in Part 1 of Schedule 1.

         RENT means:

         (a) from and including 25 March 2005 until and including 24 March 2006 the yearly rent of ninety six thousand one hundred and eighty four pounds ((pound)96,184); and

         (b) from and including 25 March 2006 until and including 23 June 2006 a peppercorn; and

         (c) from and including 24 June 2006 until and including 24 March 2007 the yearly rent of one hundred thousand five hundred and fifty six pounds ((pound)100,556); and

         (d) from and including 25 March 2007 until and including 23 June 2007 a peppercorn; and

         (e) from and including 24 June 2007 until and including 24 March 2008 the yearly rent of one hundred and four thousand nine hundred and twenty eight pounds ((pound)104,928); and

         (f) from and including 25 March 2008 until and including 23 June 2008 a peppercorn; and

         (g) from and including 24 June 2008 the yearly rent of pounds ((pound)109,300)

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         or such other yearly rent agreed or determined pursuant to Schedule 5.

         RENTCHARGE DEED means the Transfer and Rentcharge Deed dated 11 September 1986 and made between (1) Trust Securities Holdings Limited
         (2) Stockley Park Management Limited and (3) Universities Superannuation Scheme Limited as amended by the Supplemental Transfer and Rentcharge Deed dated 24 April 1987 and made between the same parties.

         RENT COMMENCEMENT DATE means 25 March 2005.

         RETAINED PARTS means all parts of the Building which are not from time to time Lettable Areas including:

         (a)      the structure, walls, foundations and roofs of the Building;

         (b)      the Common Parts;

         (c) office, storage and other accommodation reserved within the Building for the Landlord's Personnel;

         (d) parts of the Building reserved for the housing of plant, machinery and equipment for the supply of Utilities and/or for the provision of the Services;

         (e) Facilities (as defined in Schedule 6) and Conduits in, on, over, under or serving the Building, except any which are within and exclusively serve any Lettable Area.

         REVIEW DATE means every fifth anniversary of the date on which the Term commences and RELEVANT REVIEW DATE shall be interpreted accordingly.

         SCHEDULE OF CONDITION means the schedule of condition annexed hereto. Service Charge has the meaning described in Schedule 6.

         SERVICES has the meaning described in Schedule 6.

         SITE means the land shown edged blue on the Site Plan.

         SITE PLAN means the plan annexed and so entitled.

         SUPERIOR LANDLORD means any person(s) entitled to any estate or interest superior to the interest of the Landlord in the Building.

         SURETY means:

         (a)      any person named as "Surety" in this Lease; and/or

         (b) any person who guarantees compliance with the Tenant's Covenants; and/or

         (c) the successors in title and assigns of any such person and, in the case of an individual, his personal representatives.

         SURVEYOR means a person appointed by the Landlord to perform the function of a surveyor for any purpose of this Lease (including an employee of the Landlord or of a company in the same Group as the Landlord and any person appointed by the Landlord to collect the rents and manage the Building) but does not include the Independent Surveyor defined in Schedule 5.

         TENANT includes every person who is at any time the tenant under this Lease and, in the case of an individual, his personal representatives.

         TENANT'S COVENANTS means the covenants, terms, conditions, agreements, restrictions, stipulations and obligations falling to be complied with by the Tenant under this Lease.

         TENANT'S PERSONNEL means the Personnel of the Tenant together with any sub-tenant, licensee or other occupier from time to time of the Premises and their respective Personnel.

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         TERM means the term granted by this Lease and the period of any holding over or any extension or continuation of it by statute or at common law.

         UTILITIES means water, gas, sewerage, electricity and telephone and such other supplies as are available for the benefit of the Premises for the Permitted Use from time to time.

         VAT means Value Added Tax as provided for in the Value Added Tax Act 1994 and any tax similar or equivalent to Value Added Tax.

         WORKING DAY means any day except Saturday, Sunday and public holidays in England.

1.2      INTERPRETATION

1.2.1 Where a Party includes two or more persons, the covenants made by that Party are made by those persons jointly and severally.

1.2.2 Words implying one gender include all other genders, words implying the singular include the plural and vice versa and words implying persons include any person or entity capable of being a legal person.

1.2.3 A covenant by the Tenant not to do any act or thing includes a covenant not to permit or suffer such act or thing to be done.

1.2.4 A reference to any right of the Landlord to access or enter the Premises extends to any Superior Landlord and all persons authorised by the Landlord and/or any Superior Landlord, including in each case their Personnel, mortgagees, professional advisers and others, with or without equipment, plant and machinery.

1.2.5 A reference to any Enactment (including the 1954 Act and the 1995 Act) includes all modifications, extensions, amendments and re-enactments of such statute in force for the time being and all instruments, orders, notices, regulations, directions, bye-laws, permissions and plans for the time being made, issued or given under them or deriving validity from them.

1.2.6 Anything requiring the consent or approval of the Landlord is conditional also on the consent or approval of any Superior Landlord and any mortgagee being given (if required under the terms of the relevant lease or mortgage) and a consent or approval from the Landlord is not effective for the purposes of this Lease unless it is in writing and signed by or on behalf of the Landlord.

1.2.7 Provisions are to be construed independently and if any provision is void or wholly or partly unenforceable, then that provision, to the extent that it is unenforceable, shall be deemed not to form part of this Lease, but the validity and enforceability of the remainder of that provision or of the Lease shall not be affected.

1.2.8 A reference to a numbered clause, schedule or paragraph is a reference to the relevant clause, schedule or paragraph in this Lease.

1.2.9 Headings to clauses, schedules and paragraphs are for convenience only and do not affect the meaning of this Lease.

1.2.10 The words INCLUDING and IN PARTICULAR shall be construed as being by way of illustration or emphasis only and shall not limit the generality of the preceding words.

1.2.11 A reference to the Adjoining Property, the Building, the Common Parts, the Lettable Areas, the Premises or the Retained Parts shall include in each case each and every part of the same.

2        DEMISE AND RENTS

         The Landlord demises to the Tenant the Premises for 10 years beginning on and including 25 March 2005 together with the rights and easements specified in Schedule 2 except and reserving the rights and easements specified in Schedule 3 subject to (and where applicable with the benefit of) the covenants conditions stipulations sections reservations easements and other matters referred to or contained in the Rent Charge Deed subject also to [the provisions of the documents listed in Schedule 4 and] all rights, easements, quasi-easements, privileges, covenants, restrictions and stipulations affecting the Premises

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         paying to the Landlord during the Term:

         (a) the Rent by equal quarterly payments in advance on the usual quarter days and proportionately for any period of less than a year, the first payment being a proportionate sum for the period from and including Rent Commencement Date to the day before the quarter day the Rent Commencement Date, and to be made on the Rent Commencement Date; and

         (b)      on demand as additional rent (and recoverable as rent):

                  (i)      the Insurance Rent;

                  (ii)     the Service Charge; and

                  (iii) all other moneys (including VAT) payable by the Tenant under this Lease.

3        TENANT'S COVENANTS

         The Tenant covenants with the Landlord throughout the Term to comply with the requirements of this Clause 3.

3.1      RENT

3.1.1 The Tenant shall pay the Rent, Insurance Rent, Service Charge and all other moneys (including VAT) payable by the Tenant under this Lease at the times and in the manner specified in this Lease.

3.1.2 The Tenant shall not exercise or seek to exercise any right or claim to legal or equitable set-off, or to withhold payment of any of the Rent, Insurance Rent, Service Charge or any other moneys (including VAT) payable by the Tenant under this Lease.

3.1.3 The Tenant shall pay the Rent by banker's order or credit transfer to any bank account in the United Kingdom designated by the Landlord, if the Landlord gives the Tenant Notice to that effect.

3.2      INTEREST

         The Tenant shall pay Interest on:

         (a) any Rent (whether or not formally demanded) and VAT on the Rent if applicable which remains unpaid after the date when payment is due; and

         (b) any other sum of money payable to the Landlord by the Tenant under this Lease which is not paid within five Working Days after the date when payment is due.

3.3      VAT

3.3.1 The consideration for any supply made by the Landlord under this Lease is exclusive of VAT.

3.3.2 The Tenant shall pay to the Landlord an amount equal to any applicable VAT in addition to any such consideration at the same time and in the same manner as that consideration.

3.3.3 In every case where the Tenant is required to reimburse the Landlord for any payment made by the Landlord under the terms of or in connection with this Lease, the amount to be reimbursed shall include an amount equal to the amount of any VAT payable by the Landlord on that payment, except to the extent that the Landlord can recover that VAT as input tax Provided that where the Landlord makes a taxable supply the Landlord supplies a valid VAT invoice.

3.4      RATES AND OUTGOINGS

3.4.1 The Tenant shall pay and indemnify the Landlord against all rates, taxes, duties, assessments, impositions, charges and other outgoings of any type payable in respect of the Premises or by the owner or occupier of them (except any tax assessed on the Landlord in respect of its ownership, rental income from or dealing with its interest in the Premises).

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3.4.2    The Tenant shall pay and indemnify the Landlord against the proportion properly attributable to the Premises of any such outgoings which are payable in respect of any premises (including the Building) of which the Premises form part.

3.4.3 The Tenant shall pay and indemnify the Landlord against all charges for supplies of Utilities to the Premises during the Term, including any connection charges, standing charges and meter rents.

3.4.4

         (a) On the date fourteen days after written demand by the Landlord in respect of such payment to pay to or to the order of the Landlord the Due Proportion of seven decimal point one four seven per centum (7.147%) of the Estate Rentcharge (being the part of the Estate Rentcharge which has been legally apportioned to the Site) and to keep the Landlord effectively indemnified against payment of such part provided always that all moneys paid by the Tenant to the Landlord to discharge such part of the Estate Rentcharge as aforesaid shall be paid to the Landlord upon trust to apply the same solely in meeting or discharging the corresponding liability of the Landlord to pay that part of the Estate Rentcharge.

         (b) If so required by the Landlord to pay to the Landlord in advance on the quarter day immediately preceding the End of the Term a sum ("provisional sum") on account of the part of the Estate Rentcharge which will be or become payable in respect of the period ("end period") between the end of the then latest period ("relevant period") in respect of which the Estate Rentcharge has been paid and the End of the Term such provisional sum to be equal to the amount payable in respect of the part of the Estate Rentcharge for the relevant period and notwithstanding the End of the Term the Tenant's obligations under this clause 3.4.6 (and such other clauses of this Lease as maybe necessary to give effect thereto) shall continue in force until all moneys payable in respect of the part of the Estate Rentcharge for the end period have been duly paid credit being given by the Landlord for any provisional sum paid by the Tenant as aforesaid and all moneys paid to the Landlord under this clause 3.4.6 shall be imbued with the like trust as is referred to in the proviso to clause
                  3.4.6 and subject thereto shall be paid and accounted for between the Landlord and the Tenant as hereinbefore provided.

3.4.5 The Tenant shall indemnify the Landlord against any loss of rating (or similar) relief which the Landlord suffers if such relief is given to the Tenant in relation to any period before the End of the Term.

3.5      REPAIR

3.5.1 The Tenant shall keep the Premises in good and substantial repair and condition (but the Tenant shall not be liable to repair or make good damage to the Premises by the Insured Risks, except to the extent that the insurance has been invalidated or payment of insurance moneys is refused because of any act, neglect or default of the Tenant or the Tenant's Personnel) provided that the Tenant shall keep the Premises in no worse a state of repair and condition than as set out in the Schedule of Condition and not be required to put the Premises into any better condition than as set out in the Schedule of Condition.

3.5.2 The Tenant shall replace with new items of no lesser quality than the original (when new) any landlord's fixtures and fittings which at any time during the Term become missing, damaged, broken or destroyed.

3.5.3 Without prejudice to the generality of Clauses 3.5.1 and 3.5.2 the Tenant shall replace the carpets whenever necessary and in any case at the End of the Term with carpets of no lesser quality than the original (when new) and of a design and colour approved by the Landlord such approval not to be unreasonably withheld or delayed provided that the Tenant shall keep the Premises in no worse a state of repair and condition than as set out in the Schedule of Condition and not be required to put the Premises into any better condition.

3.5.4

3.6      DECORATION

3.6.1 The Tenant shall keep the Premises decorated to a high standard and in a no worse or better state of decoration than as set out in the Schedule of Condition.

3.6.2 In the fifth year of the Term and in the last three months before the End of the Term the Tenant shall decorate (with two coats of good quality paint) or otherwise treat as appropriate all internal parts of the Premises in a good and workmanlike manner and to the satisfaction of the Surveyor (such decoration and treatment in the last three months of the Term to be in such colours and materials as the Landlord may approve such approval not to be unreasonably withheld or delayed).

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3.7      CLEANING

         The Tenant shall keep the Premises in a clean and tidy condition and free of vermin and pests and at least once in every month shall clean both sides of all "windows and window frames and all other glass in the Premises.

3.8      ALTERATIONS

3.8.1 The Tenant shall not alter or interfere with any part of the Building which is not included in the Premises.

3.8.2 The Tenant shall make no alteration or addition to the Premises except as permitted by Clause 3.8.3.

3.8.3    The Tenant may make the following alterations:

         (a) an alteration to the interior of the Premises which does not alter or in any way affect the whole or any part of the structure of the Building;

         (b) the installation of or an alteration to a Conduit forming part of the Premises; and

         (c) such alterations as the Tenant may be obliged to carry out pursuant to any Enactment with the Landlord's Consent (which shall not be unreasonably withheld or delayed and shall be contained in a formal licence).

3.8.4 Before consenting to any alteration under Clause 3.8.3 the Landlord may require:

         (a) the submission to the Landlord of drawings and specifications (in triplicate) showing the proposed alteration;

         (b) the execution of the formal licence to carry out the proposed alteration referred to in Clause 3.8.3, in such form as the Landlord requires acting reasonably, which may incorporate a covenant for the reinstatement of the Premises at the End of the Term, and such assurances, warranties and further covenants (including any from any relevant third party) as the Landlord requires acting reasonably; and

         (c) if it is reasonable for the Landlord to require it, the provision of security (by way of bond, the deposit of money or otherwise) sufficient to enable the Landlord to complete or reinstate the works if the Tenant begins but does not complete them within a reasonable time, such security to be provided before the works are begun and to be released when they have been completed to the satisfaction of the Surveyor acting reasonably.

3.8.5 The Tenant shall not install or erect any exterior lighting, shade, canopy, awning or other structure in front of or elsewhere outside the Premises.

3.9      OVERLOADING OF FLOORS AND SERVICES

3.9.1 The Tenant shall not overload the floors of the Premises or suspend any excessive weight from the roofs, ceilings, walls or structure of the Building and shall not overload the Conduits or Utilities in or serving the Premises or the Building.

3.9.2 The Tenant shall not do anything which may subject the Premises or the Building to any strain beyond that which they are designed to bear (with due margin for safety).

3.10     AERIALS, SIGNS AND ADVERTISEMENTS

3.10.1 The Tenant shall not erect or display on the exterior of the Premises, or in the windows of the Premises so as to be visible from outside, any flag, aerial, mast, satellite dish, advertisement, television, moving display, poster, notice or other sign or thing, without the Landlord's Consent (which shall not be unreasonably withheld or delayed) as to its size, style and position.

3.10.2 The Tenant shall display and maintain all notices which the Landlord may from time to time require acting reasonably to be displayed at the Premises.

3.11     DEFAULT NOTICES

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3.11.1   If the Landlord gives to the Tenant Notice of any defects, wants of repair or breaches of the Tenant's Covenants, the Tenant shall within one month of such Notice, or as soon as reasonably possible in an emergency, begin and then diligently continue to comply with such Notice to the satisfaction of the Landlord acting reasonably.

3.11.2 If the Tenant fails to comply with the provisions of Clause , or fails to complete compliance with the relevant Notice (to the satisfaction of the Landlord acting reasonably) within two months (or sooner in an emergency), the Landlord may enter the Premises and carry out all or any of the works referred to in the Notice and the Tenant shall pay to the Landlord on demand as a debt all costs and expenses (including professional fees) thereby incurred.

3.12     USE

3.12.1   The Tenant shall not use the Premises except for the Permitted Use.

3.12.2 The Tenant shall secure the Premises against intrusion when not in use and shall not leave the Premises continuously unoccupied for more than 28 consecutive days without both notifying the Landlord and providing or paying for such caretaking or security arrangements as the Landlord may reasonably require in order to protect the Premises from vandalism, theft or unlawful occupation.

3.12.3 The Tenant shall ensure that the Landlord has written notice of the name, home address and home telephone number of at least two keyholders of the Premises and shall provide the Landlord with a set of keys to the Premises to enable the Landlord to enter the Premises for security purposes or in an emergency.

3.13     NUISANCE AND PROHIBITED USES

3.13.1   Nuisance

         (a) The Tenant shall not do anything in or about the Premises or the Building which is or might be or become a nuisance or which causes or might cause danger, damage, annoyance, inconvenience or disturbance to the Landlord or to the owners, tenants or occupiers of the Adjoining Property, or which might be injurious to the value, tone, amenity or character of the Premises or the Building.

         (b) If any nuisance occurs at the Premises caused by the Tenant, its invitees or licencees, the Tenant shall forthwith take all necessary action to abate it.

3.13.2 The Tenant shall not emit from the Premises any noise, vibration, smell, fumes, smoke, dust, soot, ash, grit or any noxious or deleterious substances, or effluvia.

3.13.3   Conduits

         (a) The Tenant shall not overload any Conduits or discharge into any Conduits any noxious or deleterious effluent, fluid or substance or any substance which might cause an obstruction, or might be or become a source of danger, or which might cause damage or injury to any person or be deleterious to health, or which might harm the Premises or any Adjoining Property or any Conduits.

         (b) The Tenant shall take due precautions to avoid water freezing in Conduits within the Premises.

3.13.4 The Tenant shall make available for collection any refuse as and when specified from time to time by the Landlord and shall not deposit on the Common Parts or on any other part of the Building any waste, rubbish or refuse other than in proper receptacles provided for the purpose.

3.13.5 The Tenant shall not do or omit to do in relation to the Premises or their use or occupation anything by reason of which the Landlord may incur any liability for costs, any penalty, damages, compensation or otherwise Provided it is accepted that use for the Permitted use in accordance with the terms of this Lease shall not be in breach of this clause.

3.13.6   The Tenant shall not:

         (a) use the Premises for any public or political meeting, nor for any dangerous, noisy, noxious or offensive trade, business or occupation, nor for any illegal or immoral purpose, nor for residential or sleeping purposes; or

         (b) invite the public generally, or any specified section of it, to come to the Premises (except by prior appointment) and shall not use the Premises for a purpose which attracts casual callers.

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3.13.7   The Tenant shall not conduct on the Premises any gambling, betting or gaming and shall not play or use any musical instrument, loud speaker, sound amplification equipment or similar apparatus in such a manner as to be audible outside the Premises and shall not hold any auction on the Premises.

3.13.8   The Tenant shall not:

         (a) load or unload any goods arriving at or dispatched from the Premises in such a way that access to or egress from any Adjoining Property is obstructed; or

         (b) load, unload, or accept the delivery or despatch of goods other than via the entrances designated for such purposes and at the times stipulated by the Landlord; or

         (c) use the service areas for loading or unloading at times other than those stipulated by the Landlord.

3.13.9 The Tenant shall not bring onto or keep on the Premises, or do, any thing which might increase the risk of damage or destruction to the Building.

3.13.10 The Tenant shall not keep or operate in or on the Premises any machinery which is unduly noisy or causes vibration or which is likely to annoy or disturb the owners or occupiers of any Adjoining Property.

3.13.11 The Tenant shall perform and observe the covenants and conditions relating to parking of cars set out in Schedule 8.

3.14     ALIENATION

3.14.1   DEFINITIONS

         In this Clause the following definitions apply.

         ASSIGNEE means a person to whom the Tenant proposes to assign the whole of the Premises.

         AUTHORISED GUARANTEE AGREEMENT means an authorised guarantee agreement within the meaning of section 16 of the 1995 Act in such form as the Landlord requires acting reasonably.

         QUALIFYING PERSON means a person who is able to demonstrate to the satisfaction of the Landlord acting reasonably that it is financially able to meet all of the Tenant's Covenants as the Tenant is, both at the date of the Tenant's application for Landlord's Consent to assign and at the date of the proposed assignment, (and an Assignee shall be treated as a Qualifying Person if a Qualifying Person acts as surety for the Assignee and covenants with the Landlord in the terms set out in Schedule 7).

         SUBTENANT means a person to whom the Tenant proposes to sublet the whole of the Premises.

3.14.2   ALIENATION PROHIBITED

         Unless permitted by this Clause the Tenant shall not do any of the following:

         (a) assign or sublet the Premises or agree to do so (unless such agreement is conditional upon obtaining the Landlord's Consent);

         (b)      mortgage or charge the Premises;

         (c) hold the Premises expressly or impliedly as trustee or agent or otherwise for the benefit of another person;

         (d)      part with possession or occupation of the Premises;

         (e)      share possession or occupation of the Premises; and

         (f) allow anyone other than the Tenant, any lawful subtenant or their respective officers and employees to occupy the Premises.

3.14.3   ASSIGNMENT

         (a) The Tenant shall not assign part (as distinct from the whole) of the Premises.

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

         (b) The Tenant may assign the whole of the Premises with the Landlord's Consent (which shall not be unreasonably withheld or delayed and shall be contained in a formal licence).

         (c) The Landlord may grant its consent to an assignment subject to the condition that, where the Assignee is not a Qualifying
                  Person:

                  (i) the Tenant has entered into an Authorised Guarantee Agreement; and

                  (ii) the Surety has entered into an agreement (if such agreement may be required lawfully) in such terms as the Landlord requires acting reasonably, guaranteeing the performance by the Tenant of its obligations under the Authorised Guarantee Agreement.

         (d)      The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the Landlord and Tenant Act 1927, the Landlord may refuse its consent to an assignment in the following circumstances:

                  (i) the Assignee is a company in the same Group as the Tenant or is an associated company of the Tenant (within the meaning of section 416 of the Income and Corporation Taxes Act 1988) unless such company or a surety for such company would otherwise be a Qualifying Person and has been demonstrated to the reasonable satisfaction of the Landlord of having a covenant strength equivalent to or greater than the Tenant at the date when the Tenant first became liable on the Lessees convents in this Lease; and/or

                  (iii) any Rent or any other money due under this Lease remains unpaid.

         (e) Nothing in this clause 3.14.3 shall prevent the Landlord, provided it is reasonable to do so, from granting consent to an assignment subject to any other reasonable condition or refusing consent to an assignment in any other circumstance.

3.14.4   CHARGING

         (a) The Tenant shall not charge a part (as distinct from the whole) of the Premises.

         (b) The Tenant may charge the whole of the Premises to a bank or another financial institution for a bona fide commercial purpose, with the Landlord's Consent (which shall not be unreasonably withheld or delayed and shall be contained in a formal licence).

3.14.5   SUBLETTING

         (a) The Tenant shall not sublet part (as distinct from the whole) of the Premises.

         (b) The Tenant may sublet the whole of the Premises with the Landlord's Consent (which shall not be unreasonably withheld or delayed and shall be contained in a formal licence) if:

                  (i) the Subtenant has covenanted by deed with the Landlord in such form as the Landlord requires acting reasonably that during the term of the sublease the Subtenant and its successors in title will comply with the lessee's obligations in the sublease and the Tenant's Covenants except the covenant to pay the Rent; and

                  (ii) (if the Subtenant is a corporate body and the Landlord so requires acting reasonably) the Subtenant has procured a covenant by deed with the Landlord, by two individuals or a company acceptable to the Landlord (acting reasonably), to act as surety for the Subtenant as set out in Schedule 7.

         (c) The Tenant shall not sublet the whole of the Premises except by way of a sublease which:

                  (i)      is granted without any fine or premium;

                  (ii) reserves a yearly rent, payable in advance on the usual quarter days, at least as high as the best rent which the Tenant ought reasonably to obtain in the open market or the Rent then payable under this Lease whichever is higher on the grant of such sublease and provides for the review of the yearly rent at the same times and on the same basis as in this Lease;

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

                  (iii) requires the Subtenant to obtain the Landlord's Consent (which shall not be unreasonably withheld or delayed) to an assignment of the premises comprised in the sublease and requires the assignee on any such assignment to enter into direct covenants with the Landlord to the same effect as those in Clause 3.14.5(b)(i); and

                  (iv) is in the same form as this Lease (except as to Rent and any amendments approved by the Landlord, such approval not to be unreasonably withheld or delayed, but including provisions enabling the Tenant to obtain vacant possession on or before the date of any determination of this Lease) except that further subletting shall be prohibited; and

                  (v) contains an agreement validly excluding in relation to the tenancy created by such sublease the provisions of sections 24-28 of the 1954 Act;

         (d)      The Tenant shall:

                  (i) enforce and shall not waive or vary the provisions of a sublease (including the dates on which the rent installments are payable or paid) and in particular shall not enter into any collateral deed or side letter varying, or relieving the Subtenant from, any obligation in the sublease, or reduce, waive, commute, set-off or otherwise vary, whether directly or indirectly, the rents reserved by the sublease (except in accordance with the sublease's rent review provisions);

                  (ii) operate at the relevant times the rent review provisions contained in every sublease, but shall not agree a reviewed rent without the Landlord's Consent (and, if the rent review is determined by a surveyor pursuant to the review provisions of the sublease, to procure that the Landlord's representations as to the rent payable are made to such surveyor); and

                  (iii) (if the Tenant exercises its option to determine this Lease in accordance with Clause 8.16) forthwith exercise its option to determine each sublease and obtain vacant possession of the Premises on or before the date of determination of this Lease; and

                  (iv) upon the termination of any sublease (however it occurs) not accept any rent from any subtenant or permit it to hold over or acknowledge any tenancy but forthwith take all necessary steps at the Tenant's expense to secure possession of the sublet premises.

3.14.6   GROUP SHARING

         The Tenant may share occupation of the Premises with a company in the same Group:

         (a) for so long as both the Tenant and that company remain members of the same Group;

         (b)      provided that no tenancy is created; and

         (c) provided that within 15 Working Days of such sharing beginning the Landlord receives Notice of the identity of the company sharing occupation and the address of its registered office.

3.14.7   ALIENATION

         Not to allow any person other than the Tenant's Personnel to use any of the Allotted Spaces, . provided that the Tenant may grant to any permitted Subtenant (whilst such person is such a Subtenant) the right to use the Allotted Spaces any such right to be granted subject to the terms and conditions contained in this Lease in relation to use of such spaces and the Car Park.

3.14.8   DISPOSITIONS

         The Tenant shall within 20 Working Days of any assignment, charge or underlease or of any other devolution of this Lease, or of any interest deriving from this Lease, give Notice of such devolution to the Landlord's solicitors, produce for registration the original or a certified copy of the document effecting or evidencing such devolution (together with a copy of any Authorised Guarantee Agreement, made pursuant to Clause 3.14.3(c)(i)) and pay such reasonable registration fee as the Landlord's solicitors may require, being not less than (pound)50 (plus VAT).

3.14.9   DISCLOSING INFORMATION

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

         The Tenant shall:

         (a) notify the Landlord forthwith of any change of name, address or registered office of the Tenant or any Surety;

         (b) on demand give the Landlord full details of all derivative interests in the Premises, including details of the actual user, rents, rent reviews and service and maintenance charges payable in respect of them; and

         (c) give the Landlord such further information relating to such derivative interests as the Landlord may properly require (including names, addresses and telephone numbers of the keyholders of the Premises).

3.15     COMPLIANCE WITH ENACTMENTS ETC.

3.15.1   ENACTMENTS

         (a)      The Tenant shall:

                  (i) observe and comply with all Enactments applicable to the Premises and/or their occupation and use or the Tenant's use of other parts of the Building;

                  (ii) carry out (always complying with the provisions of Clause 3.8) such works to the Premises as are required by, or as may be necessary to prevent any potential liability or claim under, any Enactment; and

                  (iii) promptly give Notice to the Landlord of any damage to or defect in the Premises which might give rise to any obligation, duty of care or liability on the Landlord pursuant to any Enactment or otherwise.

         (b) If the Tenant receives pursuant to any Enactment any notice, order or direction, or a proposal for one, or any communication it shall forthwith produce a copy to the Landlord and if in the Landlord's opinion acting reasonably such notice, order or direction is contrary to the interests of the Landlord the Tenant shall at its own expense make such objection or representation against it as the Landlord requires acting reasonably.

         (c) Where any such notice, order or direction requires works to be carried out, the Tenant shall, so far as the same and any relevant Enactment permits, also comply with the provisions of this Lease in relation to such works save where such works are the Landlord's responsibility under this Lease.

3.15.2   FIRE PRECAUTIONS AND EQUIPMENT

         (a) The Tenant shall comply with the requirements and recommendations of the fire authority, the insurers of the Building and the Landlord in relation to fire precautions affecting the Premises.

         (b) The Tenant shall not obstruct the access to or means of working of any fire fighting and extinguishing appliances or the means of escape from the Premises or the Building in case of fire or other emergency and shall not use the fire escape doors or corridors which are solely used for escape except in emergency.

3.15.3   ENVIRONMENTAL LAW

         (a) The Tenant shall not cause or permit any Contamination of the Premises or the Building or any Adjoining Property.

         (b) The Tenant shall inform the Landlord as soon as practicable after the Tenant becomes aware of any breach or material non-compliance with Environmental Law in relation to the Premises and/or the Permitted Use.

         Provided that the Tenant shall not be liable to do any act or thing in relation to Contamination that existed prior to the date of the Agreement for Lease.

3.16     PLANNING

3.16.1 The Tenant shall make no application under the Planning Enactments in relation to the Premises or the Building without the Landlord's Consent and then only in a form previously approved by the Landlord (which consent and approval shall not be unreasonably withheld or delayed in relation to the Premises where works permitted by the Landlord under Clause 3.8 require planning permission).

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

3.16.2 The Tenant shall not implement a planning permission without the Landlord's Consent (such consent not to be. unreasonably withheld or delayed where planning permission is granted pursuant to an application approved by the Landlord and where the Landlord's interests are not likely to be prejudiced by the implementation of such planning permission).

3.16.3 Where a planning permission imposes conditions the Landlord may before giving consent to its implementation require the Tenant:

         (a) to provide reasonable security for compliance with the conditions; and

         (b) to undertake that if it implements the planning permission it will carry out before the End of the Term all works which the planning conditions require.

3.16.4 Where on the Tenant's application a planning permission is refused or granted subject to conditions and, in the Landlord's opinion acting reasonably, the Landlord's interests are thereby materially prejudiced and a planning appeal is justified, then the Landlord may give Notice to the Tenant of its desire that a planning appeal be made and, if the Tenant does not make such an appeal (and give Notice of it to the Landlord) within two months of such Notice of the Landlord's desire:

         (a)      the Landlord may make such an appeal as the Tenant's agent;
                  and

         (b) if the Landlord does so, the Tenant shall give to the Landlord promptly such assistance for the pursuit of such appeal (including appointing the Landlord as its agent) as the Landlord acting reasonably requests.

3.17     YIELDING UP

3.17.1 Immediately prior to the End of the Term the Tenant shall at its own cost:

         (a) remove from the Premises any moulding, sign, writing or painting of the name or business of the Tenant or the occupiers of the Premises and all tenant's fixtures, fittings, furniture, plant, machinery and effects and make good to the Landlord's satisfaction acting reasonably all damage caused by such removal;

         (b) ensure that wherever any items removed in accordance with Clause 3.17.1(a) are connected to or take supplies from any Utilities, they are disconnected and made safe; and

         (c) if so required by the Landlord (but not otherwise) remove and make good all alterations and additions made to the Premises during the Term and well and substantially reinstate the Premises in such manner as the Landlord may direct and to its satisfaction acting reasonably save that the Tenant shall not be required to reinstate the works set out in the Agreement for Lease.

3.17.2 At the End of the Term the Tenant shall deliver all keys of the Premises to the Landlord and yield up the Premises to the Landlord with vacant possession and in a state of repair and condition and in all other respects in compliance with the Tenant's Covenants.

3.18     ENCROACHMENTS, EASEMENTS AND THIRD PARTY RIGHTS

3.18.1 The Tenant shall not stop up or obstruct any window or light belonging to the Premises and shall not permit any new window, light, opening, doorway, passage, Conduit or other encroachment or easement to be made or acquired into, on or over the Premises and if any person attempts to make or acquire any encroachment or easement the Tenant shall immediately on becoming aware of it give Notice to the Landlord and at the request of the Landlord but at the cost of the Tenant shall adopt such means as the Landlord may reasonably require for preventing any such encroachment or the acquisition of any such easement.

3.18.2 Without prejudice to the provisions of Clause 3.14, the Tenant shall not grant any right in favour of any third party which may continue after the End of the Term (including any right in favour of a communications supplier).

3.19     RELETTING AND SALE NOTICES

         The Tenant shall permit the Landlord at all reasonable times on reasonable prior notice to enter the Premises and affix and retain without interference on suitable parts of the Premises (but not so as materially to affect the access of light and air to the Premises) during the last six months of the Term notices for reletting the Premises and at any time during the Term notices for selling the Landlord's interest in the Premises or the Building and shall not remove or obscure such notices and shall permit all persons with the written authority of the Landlord to view the Premises at reasonable hours in the daytime on prior appointment.

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

3.20     LANDLORD'S COSTS

         The Tenant shall pay on demand and indemnify the Landlord against all costs, fees, charges, disbursements and expenses incurred by the Landlord including those payable to solicitors, counsel, architects, surveyors, bailiffs and the Landlord's internal management fee in relation to or in contemplation of:

         (a) the preparation and service of a notice under section 146 of the Law of Property Act 1925 and any proceedings under sections 146 or 147 of that Act even if forfeiture is avoided otherwise than by relief granted by the Court;

         (b) the preparation and service of notices and schedules relating to wants of repair whether served during or within 4 months after the End of the Term;

         (c) the recovery or attempted recovery of arrears of Rent or other additional rents, or other sums due from the Tenant or in remedying any breach of the Tenant's Covenants;

         (d) any application for consent or approval made necessary by this Lease whether or not consent or approval is granted or the application is withdrawn the Landlord's costs for professional fees in connection with any such application for consent or approval to be reasonable and proper fees except where an English Court rules that such consent is unreasonably withheld;

         (e) the supervision by the Landlord of any works which the Tenant is obliged to carry out pursuant to any of the provisions of this Lease; and

         (f) any risk assessment which the Landlord must carry out in order to comply with any statutory or other obligation of the Landlord.

3.21     INDEMNITY

         The Tenant shall indemnify and keep the Landlord fully indemnified against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liabilities arising directly or indirectly out of the state of repair or use or condition of the Premises or any breach of the Tenant's Covenants or any act, default or negligence of the Tenant or the Tenant's Personnel.

3.22     REGULATIONS

         The Tenant shall comply with such regulations in connection with the use and operation of the Premises and/or the Building as are made by the Landlord from time to time and communicated to the Tenant in writing provided where there is a conflict between the terms of the Lease and the Regulations the terms of the Lease shall prevail.

3.23     NEW SURETY

         If an Insolvency Event occurs in relation to the Surety then the Tenant shall within 10 Working Days give Notice of that fact to the Landlord and, if the Landlord so requires, the Tenant shall within 20 Working Days of service of such Notice procure that some other person acceptable to the Landlord executes and delivers to the Landlord a deed containing a covenant with the Landlord as a primary obligation in the same terms as those entered into by the said Surety.

3.24     OTHER OBLIGATIONS

         The Tenant shall comply with the agreements, covenants, restrictions and stipulations referred to in the deeds and documents listed in
         Schedule 4 so far as they are still subsisting and capable of taking effect and relate to the Premises.

3.25     REGISTRATION

         On completion of this Lease, the Tenant shall register this Lease, and all rights granted or reserved by this Lease, at the Land Registry and, immediately after registration, shall provide the Landlord with official copies of the register showing the Tenant as proprietor Of this Lease and showing that all rights granted or reserved by this Lease are properly noted against the affected titles.

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

4        LANDLORD'S COVENANTS

         The Landlord covenants with the Tenant throughout the Term to comply with the requirements of this Clause 4.

4.1      QUIET ENJOYMENT

         The Landlord shall permit the Tenant peaceably and quietly to hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord.

4.2      SERVICES

         The Landlord shall use its reasonable endeavours to carry out the Services PROVIDED THAT the Landlord will have no liability to the
         Tenant:

         (a) for any failure to provide Services during any period when the Tenant is in arrears with payment of Rent, Insurance Rent, Service Charge or any other moneys due from the Tenant to the Landlord under the Lease;

         (b) for the interruption of a Service for reasons of inspection, maintenance, repair, cleaning or other works (in which event the Landlord will restore the Service as soon as reasonably practicable);

         (c) for failure to provide a Service due to damage, breakdown, inclement weather, shortage of fuel or water, or any other cause beyond the Landlord's reasonable control (although the Landlord will then take all reasonable steps to restore such Service or provide an alternative Service as soon as reasonably practicable);

         (d) for withdrawal of a Service if the Landlord considers, acting reasonably, it is no longer appropriate provided that the withdrawal of such service does not materially adversely affect the Tenants use and enjoyment of the Premises;

         (e) for temporary closure of the Common Parts (subject to adequate means of access to the Premises being maintained) if necessary to prevent their dedication or the accrual of any third party rights over them or for the purpose of inspection, maintenance, repair, cleaning or other works to them; or

         (f) in respect of any act, omission or negligence of any employee of the Landlord or other person providing or purporting to provide any Service.

5        INSURANCE

         The Landlord and the Tenant covenant with each other throughout the Term to comply with the requirements of this Clause 5.

5.1      LANDLORD TO INSURE

5.1.1 The Landlord shall insure against damage or destruction by the Insured Risks in a reputable insurance office or with such underwriters and through such agency as the Landlord may choose from time to time and (except to the extent that the insurance is invalidated by any act or default of the Tenant or the Tenant's Personnel) such insurance shall cover:

         (a) the Building (excluding tenant's fixtures and fittings) for such sum as the Landlord acting reasonably estimates to be sufficient to cover the full cost of reinstatement assuming total loss, including professional fees, the cost of obtaining all necessary consents, the cost of demolition, site clearance and shoring up, ancillary costs, all applicable VAT and appropriate allowance for inflation but the Landlord shall not be required to include in the full cost of reinstatement any alteration or addition to the Premises carried out by the Tenant unless:

                  (i) the alteration or addition was carried out in accordance with the provisions of this Lease; and

                  (ii) following completion of the alteration or addition the Tenant has given the Landlord Notice of the necessary increase in the full cost of reinstatement;

         (b) the loss of the Rent (plus any applicable VAT) which the Landlord acting reasonably estimates to be payable under this Lease (taking account of any review of the Rent which may become due under this Lease) for three years or such longer period as the Landlord from time to time considers acting reasonably sufficient to complete the reinstatement of the Building following a total loss; and

         (c) third party and public liability at the Building for such sum as the Landlord acting reasonably considers prudent from time to time.

5.1.2 At the request of the Tenant (but no more than once a year) the Landlord shall produce to the Tenant reasonable evidence of the terms of the insurance policy and the fact that the policy is in force.

5.2      SUSPENSION OF RENT

         If the Building or its access to the Premises or any part of it is damaged or destroyed by any of the Insured Risks so that the Premises are unfit for use and occupation or inaccessible and the insurance has not been invalidated or payment of any insurance moneys refused as a result of some act or default of the Tenant or the Tenant's Personnel then:

         (a) the Rent or a fair proportion of it according to the nature and extent of the damage sustained shall be suspended until the earlier of:

                  (i) the Premises being fit for use and occupation and accessible; and

                  (ii) the expiry of three years (or such longer period as the Landlord has insured loss of the Rent pursuant to Clause 5.1.1(b)) from the date of the damage or destruction; and

         (b) any dispute over such suspension shall be referred to a single arbitrator appointed by agreement between the Landlord and the Tenant or otherwise (on the application of either Party) by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors (or any successor organisation) in accordance with the Arbitration Act 1996.

5.3      REINSTATEMENT FOLLOWING DAMAGE OR DESTRUCTION

         If the Building or its access to the Premises or any part of it is damaged or destroyed by any of the Insured Risks so as to make the Premises unfit for use and occupation or inaccessible then unless payment of the insurance moneys is refused as a result of any act or default of the Tenant or the Tenant's Personnel:

         (a) the Landlord shall use its reasonable endeavours to obtain all consents necessary to enable the Building to be rebuilt and reinstated but shall not be obliged to appeal against any refusal to grant them; and

         (b) the Landlord, save in any of the circumstances referred to in Clause 5.4.1, shall apply all insurance moneys received in respect of such damage or destruction (other than any in respect of loss of the Rent or additional rents) in connection with replacing the Building or the parts, as the case may be, so damaged or destroyed with such premises as the Landlord elects to build, but so that the Premises are of a substantially commensurate size and with amenities no worse than they were prior to the damage or destruction.

5.4      REINSTATEMENT PREVENTED ETC.

5.4.1    The circumstances referred to in Clause 5.3(b) are:

         (a) the insurance policy has been invalidated or the payment of insurance moneys is refused, unless the Tenant reimburses the Landlord with all such moneys in accordance with Clause 5.5.3;

         (b) despite having used its reasonable endeavours to do so, the Landlord is unable to obtain all necessary consents on terms acceptable to the Landlord acting reasonably;

         (c) the necessary labour and materials cannot be obtained at reasonable cost;

         (d) the destruction or damage occurred during the last three years of the Term;

         (e)      the Building has been totally destroyed; and

         (f) there are other circumstances beyond the Landlord's reasonable control which would make it uneconomic or not feasible to carry out works pursuant to Clause 5.3(b) within a reasonable time.

5.4.2 If the Premises are rendered unfit for occupation and use or inaccessible by any destruction or damage by any of the Insured Risks and either:

         (a)      any of the circumstances mentioned in Clause 5.4.1 applies; or

         (b) the Premises have not been rendered fit for occupation and use and accessible before the insurance for loss of the Rent effected by the Landlord has expired then the Landlord may at any time when any of the circumstances mentioned in (a) or (b) above applies, upon giving to the Tenant Notice, determine this Lease forthwith (but such determination shall be without prejudice to any claim by the Landlord in respect of any prior breach of covenant).

5.4.3 If this Lease is determined pursuant to Clause 5.4.2 then the Landlord shall be solely entitled to all the insurance moneys.

5.4.4 If any destruction or damage by an Insured Risk (and the insurance has not been invalidated or payment of any insurance moneys refused as a result of some act or default of the Tenant or the Tenant's Personnel) shall render the Premises wholly or partly unfit for occupation and use or inaccessible and the same shall not have been rendered fit for occupation and use and accessible when the loss of Rent insurance effected by the Landlord shall have expired then the Tenant may at any time after the date falling six months before the Loss of Rent Insurance has expired give to the Landlord not less than six months' Notice such Notice to take effect on or after the expiry of the period of loss of Rent insurance effected by the Landlord to determine this Lease (but such determination shall be without prejudice to any claim by either party in respect of any prior breach of covenant) and thereupon the Landlord shall not be obliged to reinstate or rebuild the. Premises and any insurance moneys shall belong to the Landlord absolutely and any dispute as to the date on which the Premises were rendered unfit for occupation and use or inaccessible shall be referred to Arbitration as provided in sub-clause 5.2(b).

5.5      TENANT'S INSURANCE OBLIGATIONS

5.5.1 The Tenant shall comply with all the requirements and recommendations of the insurers in respect of the Building and the Premises.

5.5.2 The Tenant and the Tenant's Personnel shall not do or omit to do anything that could cause in respect of any policy of insurance in respect of the Premises and/or any Adjoining Property:

         (a) it to become void or voidable (wholly or partly);

         (b) any additional insurance premium to become payable;

         (c) the payment of any insurance moneys to be refused; or

         (d) it to become subject to any excess, exclusion or limitation.

5.5.3 Without prejudice to the indemnity given by the Tenant in Clause 3.21 the Tenant shall on demand pay to the Landlord:

         (a) all expenses incurred by the Landlord in reinstating any policy which the Tenant has caused to be void or voidable;

         (b)      any increased insurance premium attributable to the Tenant;

         (c) an amount equal to all moneys which the Landlord is unable to recover under any insurance policy as a result of any act or default of the Tenant or the Tenant's Personnel plus Interest; and

         (d) an amount equal to a fair proportion, of all moneys which the Landlord is unable to recover under any insurance policy because of the imposition by the insurer or the acceptance by the Landlord (acting reasonably) of an obligation to bear part of an insured loss (commonly called an excess).

5.5.4 The Tenant shall not effect any insurance of the types specified in Clause 5.1 but if it does so it shall pay to the Landlord all moneys received as a result of such insurance.

5.5.5 The Tenant shall give Notice to the Landlord forthwith on the happening of any event or thing which might affect any insurance policy relating to the Building or the Premises.

6        FORFEITURE

         If and whenever during the Term:

         (a) any of the rents reserved by this Lease are unpaid 15 Working Days after becoming payable (whether or not formally demanded);

         (b)      there is a breach of any of the Tenant's Covenants;

         (c)      there is a breach of any of the covenants given by any Surety;
                  or

         (d) there occurs in relation to the Tenant (or where the Tenant or any Surety comprises two or more persons there occurs in relation to any of such persons) an Insolvency Event then the Landlord may at any time thereafter re-enter the Premises or any part of them in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies of any Party in respect of any antecedent breach of any of the obligations contained in this Lease.

7        MISCELLANEOUS

7.1      NO IMPLIED EASEMENTS

         Nothing contained in this Lease shall impliedly confer on or grant to the Tenant any easement, right or privilege other than those expressly granted by this Lease.

7.2      EXCLUSION OF WARRANTY AS TO USE

         Nothing contained in this Lease or in any consent or approval given by the Landlord pursuant to the terms of this Lease shall imply or warrant that the Premises or the Building may be used under the Planning Enactments for the Permitted Use or for any other purpose authorised by the Landlord and the Tenant hereby acknowledges that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a lawful use under the Planning Enactments.

7.3      REPRESENTATIONS

         The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any statements and representations expressly made in this Lease and any written replies made prior to the grant of this Lease by the Landlord's solicitors in reply to written questions or enquiries made by the Tenant's solicitors in relation to the Premises.

7.4      EXCLUSION OF LANDLORD'S LIABILITY

         The Landlord shall not incur any liability:

         (a) for any inconvenience or any injury or death of any person or any damage to property arising through mechanical breakdown, failure or malfunction of any equipment, plant or machinery, strikes, labour disputes, shortages, malicious damage or terrorist activity; or

         (b) for any other cause or circumstance beyond the reasonable control of the Landlord.

7.5      COVENANTS RELATING TO ADJOINING PROPERTY

         Nothing contained in or implied by this Lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant, agreement or condition entered into by any person in respect of any property not comprised in this Lease.

7.6      DISPUTES WITH ADJOINING OCCUPIERS

         Any dispute arising between the Tenant and the tenants or occupiers of any Adjoining Property belonging to the Landlord as to any easement, quasi-easement, right, privilege or Conduit used in connection with the Premises or such Adjoining Property shall be determined by the Landlord acting properly and the proper costs which the Landlord so incurs shall be paid as the Landlord directs.

7.7      EXCLUSION OF STATUTORY PROVISIONS

7.7.1 The Tenant confirms that before it became contractually bound to enter into the tenancy created by this Lease:.

         (a) The Landlord served on the Tenant a notice ("the Notice") dated 16 February 2005 in relation to the tenancy created by this Lease in a form complying with the requirements of
                  Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 ("the Order").

         (b) The Tenant, or a person duly authorised by the Tenant, in relation to the Notice made a statutory declaration ("the Declaration") dated 17 February 2005 in a form complying with the requirements of Schedule 2 of the Order.

7.7.2 The Tenant further confirms that, where the Declaration was made by a person other than the Tenant, the declarant was duly authorised by the Tenant to make the Declaration on the Tenant's behalf.

7.7.3 The Landlord and the Tenant confirm that the agreement to which this Lease gives effect was made on 24 February 2005.

7.7.4 The Landlord and Tenant agree to exclude the provisions of Section 24 to 28 (inclusive) of the 1954 Act in relation to the tenancy created by this Lease.

7.8      NOTICES

         Section 196 of the Law of Property Act 1925 shall apply to all Notices served under this Lease but such provisions shall be extended as follows:

         (a) where the expression "Tenant" or "Surety" includes more than one person service on any one of them shall be deemed to be service on them all;

         (b) any Notice shall be correctly served if it is sent by recorded delivery post in a stamped addressed envelope, addressed to the Landlord or to the Tenant or to the Surety as the case may be, at the last known place of abode or business or registered office in the United Kingdom or in the case of the Tenant at the address of the Premises and any Notice sent shall on proof of post be deemed to have been received; and

         (c) any demand or Notice sent by mail shall be treated conclusively as having been made, given or served on the second Working Day after the day of posting.

7.9      NEW TENANCY

         This Lease creates a "new tenancy" as defined by section 28(1) of the 1995 Act.

7.10     EFFECT OF DOCUMENT

         This Lease is intended to be and shall take effect as a deed and shall be governed by and construed in accordance with the laws of England and Wales and the Parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction in respect of any dispute, suit, action or proceedings which may arise out of or in connection with this Lease.

7.11     COMMENCEMENT

         For the avoidance of doubt the provisions of this document (other than those contained in this Clause) shall not have any effect until this document has been.

7.12     THIRD PARTIES

         The Parties to this Lease do not intend that any term of this Lease shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party.

7.13     REMOVAL OF TENANT'S GOODS

7.13.1 If after the End of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within five Working Days after the Landlord requests it to do so (or has used its reasonable endeavours to contact the Tenant with such request) then the Landlord may as the Tenant's agent (and the Tenant appoints the Landlord to act in that capacity) sell such property.

7.13.2   If:

         (a) the Landlord sells any property pursuant to Clause 7.13.1, it shall hold the sale proceeds (after deducting the costs and expenses of removal, storage and sale reasonably and properly incurred and any other debts owed by the Tenant to the Landlord) to the Tenant's order, provided that the Tenant will indemnify the Landlord against any liability the Landlord incurs to any third party whose property the Landlord sells in the bona fide mistaken belief (which shall be presumed unless proved otherwise) that such property belonged to the Tenant;

         (b) the Tenant does not claim any such sale proceeds within one week of the end of the Term, then the Landlord may retain such sale proceeds absolutely.

7.14     RIGHTS OF LIGHT ETC.

         The Landlord may, without obtaining any consent from or paying any compensation to the Tenant, at any time give consent to a third party to deal with any Adjoining Property, including consent to the erection, alteration or rebuilding of any buildings whatsoever on such Adjoining Property, whether or not such works affect or diminish the light or air which may now or at any time during the Term be enjoyed by the Tenant or the Tenant's Personnel.

7.15     MISCELLANEOUS

         CAR PARKING

         In respect of the Allotted Spaces and the Car Park, the Parties agree as follows:

         (a) the Landlord shall at all times retain legal possession and control of the Allotted Spaces and the Car Park and the Tenant shall not acquire any estate or interest in them;

         (b) the Landlord shall not in any way be responsible nor under any liability in respect of:

                  (i) any loss of or damage to any motor car or any property that may be placed or left on the Allotted Spaces or elsewhere in the Car Park; or

                  (ii) the death or injury of any person or animal arising out of or in connection with the parking of any motor car on the Allotted Spaces or the use of the Allotted Spaces or any other part of the Car Park however such loss, damage, death or injury may be caused, unless the same is a result of negligence on the part of the Landlord or the Landlord's Personnel for whom the Landlord might be vicariously liable;

         (c) the Landlord shall not be under any liability if unauthorised persons use or endeavour to use the Allotted Spaces or any other part of the Car Park, or park or place vehicles so as to prevent ingress to and egress from the Allotted Spaces.

7.16     BREAK CLAUSE

7.16.1 If the Tenant wishes to determine this Lease on 24 March 2010 and gives to the Landlord not less than six months' Notice of that wish on or before 23 September 2009 and provided the Tenant shall:

         (a) up to the time of such determination have paid the Rent and the additional rents; and

         (b) on such determination give the Landlord full vacant possession of the Premises in accordance with the Tenant's Covenants then and in such case this Lease shall cease and determine but without prejudice to any claim by either Party against the other in respect of any antecedent breach of any covenant or condition contained in this Lease.

7.16.2 On the date of any determination of this Lease in accordance with Clause 7.16.1 the Tenant shall:

         (a) hand over to the Landlord the original Lease and all other title deeds and documents relating to the Premises; and

         (b) execute such document as the Landlord shall require acting reasonably in order to cancel any entry or title at the Land Registry.

7.17     JURISDICTION

         This Lease is governed by and shall be construed in accordance with English law and subject to the exclusive jurisdiction of the English courts

EXECUTED by the Parties as a Deed.

SCHEDULE 1 - THE PREMISES/THE BUILDING

PART 1 - THE PREMISES

All those premises situated on part of the ground floor front (north west) shown for the purpose of identification only edged red on the Floor Plan forming part of the Building and including:

(a)      the internal surfaces of all walls enclosing the said premises;

(b)      all non-loadbearing walls within the said premises;

(c) all ceilings of the said premises up to the level of (but excluding) the bottom of the joists, beams or slabs above them;

(d) all floors and floorboards of the said premises down to the level of (but excluding) the tops of the joists, beams or slabs below them and all carpets and floor coverings in the said premises;

(e) the internal surfaces of all window frames and the glass in all windows of the said premises;

(f) all internal and external doors and door frames belonging to the said premises;

(g)      all additions alterations and improvements to the said premises;

(h) all fixtures and fittings from time to time in or on the said premises except those fixed by the Tenant which are generally regarded as tenant's or trade fixtures;

(i) all Conduits and Facilities within and exclusively serving the said premises;

but not including any part of the structure or the exterior of the Building.

PART 2 - THE BUILDING

All that land, together with the building or buildings from time to time on it or on any part of it including any curtilage thereof and the Car Park, known as 3 Furzeground Way Stockley Park, shown for the purpose of identification only edged yellow on the Site Plan and registered at the Land Registry under Title Number AGL55289.

SCHEDULE 2 - RIGHTS AND EASEMENTS GRANTED

The following rights and easements are granted to the Tenant for the benefit of the Premises and the Tenant's Personnel (in common with the Landlord and others having the right), but any person exercising such rights shall cause as little damage and disturbance as possible to any Adjoining Property, and its owners and occupiers and shall at its own expense and as quickly as possible make good all damage caused in the exercise of such rights.

1 The right at all times to use the Common Parts for reasonable purposes ancillary to the reasonable use and enjoyment of the Premises for the Permitted Use, subject to compliance with any regulations made from time to time by the Landlord.

2        In relation to Utilities:

         (a) subject always to paragraph 2(b) below, the free passage and running of Utilities (subject to temporary interruption for repair, alteration or replacement) to and from the Premises through the Conduits which are now or during the Term laid in, on, under, over or through other parts of the Building, so far as is necessary for the reasonable use and enjoyment of the Premises for the Permitted Use;

         (b) the Landlord retains the right to change the location and arrangements for use by the Tenant of any of the Conduits, provided there remains available for the benefit of the Premises access to Utilities reasonably commensurate with that granted at the date of this Lease.

3 The right of support and protection for the benefit of the Premises as now enjoyed from other parts of the Building.

4 The right (subject to compliance with the terms of this Lease) to use the Allotted Spaces and the right of vehicular access to them along the Common Parts.

SCHEDULE 3 - EXCEPTIONS AND RESERVATIONS

The following rights and easements are excepted and reserved out of the Premises to the Landlord and any Superior Landlord and the owners and occupiers of the Adjoining Property and their respective Personnel and all other persons having similar rights and easements.

1 The free and uninterrupted passage and running of Utilities through the Conduits which are now or in the future in, on, under, over or through the Premises.

2 The right at all reasonable times, after at least forty-eight hours' Notice by or on behalf of the Landlord, to enter (or in an emergency to break and enter) the Premises with materials and equipment in order to:

         (a) view and examine the state and-condition of the Premises and to take schedules or inventories of the Landlord's fixtures;

         (b) inspect, cleanse, maintain, repair, connect, remove, lay, renew, re-lay, replace, alter or execute any works to or in connection with the Conduits or any other services;

         (c) execute repairs, decorations, alterations and any other works and to make installations to the Premises or to the Adjoining Property or to do anything which the Landlord may or must do under this Lease;

         (d)      exercise any of the rights excepted and reserved by this Lease and for any other purpose connected with the interest of the Landlord in the Premises or the Building, including valuing or disposing of any interest of the Landlord, but any person exercising such rights shall cause as little inconvenience as possible to the Premises and shall make good without unreasonable delay any physical damage caused to the Premises.

3        The right to:

         (a) carry out any works of repair, construction, development, improvement, alteration, cleaning or otherwise to any Adjoining Property (including to raise the height of any Adjoining Property or to erect new buildings of any height on any Adjoining Property);

         (b)      use in any way the Adjoining Property

         and for such purposes to oversail the Premises with cranes and cradles and to erect scaffolding notwithstanding interference with the access of light or air to the Premises or temporary interference with any other right or easement.

4 All rights of light, air, support, protection and shelter and all other easements and rights which now or in future belong to or are enjoyed by the Adjoining Property over the Premises.

5 The right in the case of fire and other emergency to pass through the Premises and to enter the Premises, with or without workmen equipment and materials, to execute and take all necessary or desirable measures or precautions.

SCHEDULE 4 - DEEDS AND DOCUMENTS AFFECTING THE PREMISES

The dates of the Rentcharge:

  DATE              DOCUMENT                                      PARTIES
  11.09.1986        Transfer and Rentcharge Deed                  (1) Trust Securities Holdings Limited
                                                                  (2) Stockley Park Management Limited
                                                                  (3) Universities Superannuation Scheme
                                                                      Limited

  24.04.1987        Supplemental Transfer and Rentcharge Deed     (1) Trust Securities Holdings Limited
                                                                  (2) Stockley Park Management Limited
                                                                  (3) Universities Superannuation Scheme
                                                                      Limited

SCHEDULE 5 - RENT REVIEW

1     DEFINITIONS

1.1   In this Schedule the following definitions apply.

1.2   ASSUMPTIONS means each of the following:

      (a) that the Premises are ready and fit for immediate occupation and use for any use permitted by this Lease and that all Utilities and other facilities necessary for such occupation and use are connected to and immediately available for use at the Premises;

      (b) that no work has been carried out to the Premises by the Tenant, any undertenant or their respective predecessors in title which has diminished the rental value of the Premises other than work required by statute;

      (c) that if the Premises or the Building or the means of access to them, or any Utilities or other facilities necessary for their occupation and use, have been destroyed or damaged (or, in the case of Utilities or other facilities, suspended), they have been fully rebuilt and restored;

      (d) that all the covenants and conditions contained in this Lease have been fully complied with (but without prejudice to any rights of any Party in respect of the same);

      (e) that the Permitted Use and the Premises comply with all Enactments (and any work to comply with and/or to prevent any potential liability or claim under any Enactment has been:

            (i)   carried out; and

            (ii) carried out so as to avoid as far as reasonably practicable any decrease in usable area in the Premises); and

      (f) that all licences and consents required for the Permitted Use (and for the actual use if different) have been obtained and are effective.

      DECISION DATE means the date on which the amount of the Reviewed Rent is agreed or determined in writing.

      DISREGARDED MATTERS means each of the following:

      (a) the fact that the Tenant, any undertenant or their predecessors in title in their respective businesses has been in occupation of the Premises;

      (b) any goodwill attached to the Premises by reason of any business conducted at the Premises;

      (c) any increase in rental value of the Premises attributable to the existence at the Relevant Review Date of any improvement to the Premises, carried out:

            (i) during the Term or prior to the commencement of the Term pursuant to the Agreement for Lease; and

            (ii)  by the Tenant, or any undertenant; and

            (iii) with the Landlord's Consent where required; and

            (iv) not pursuant to or in anticipation of an obligation to the Landlord;

      (d) any decrease in rental value of the Premises attributable to any temporary works, operations or other activities on any Adjoining Property.

      HYPOTHETICAL TERM means a term of 5 years beginning on the Relevant Review Date.

      INDEPENDENT SURVEYOR means an independent chartered surveyor of not less than ten years' standing who is experienced in the rental valuation of property similar to the Premises and is acquainted with the market for such premises in the locality.

      INTERIM PERIOD means a period beginning on the Relevant Review Date and ending on the next quarter day after a Decision Date.

      OPEN MARKET RENT means the yearly rent which could reasonably be expected to become payable for the Premises after the expiry of a rent free or concessionary rent period (or the receipt of a sum by way of contribution or other inducement in lieu of the same) which might be negotiated in the open market for fitting out purposes.

      (a) on a new letting of the Premises as a whole in the open market on the Relevant Review Date;

      (b)   by a willing landlord to a willing tenant;

      (c)   with vacant possession;

      (d) without any fine or premium payable by either party for the grant of it;

      (e) for the Hypothetical Term and otherwise on the terms and conditions and subject to the covenants and provisions contained in this Lease other than as to the amount of the Rent immediately before the Relevant Review Date;

      (f) and making the Assumptions but disregarding any effect on value attributable to the Disregarded Matters.

      PRESIDENT means the President for the time being of the Royal Institution of Chartered Surveyors or any successor organisation and includes any person authorised by the President to make appointments on his behalf.

      RENT RESTRICTIONS means the statutory restrictions for the control of rent in force on a Review Date or on the date on which any increased rent is ascertained under this Schedule and which limit in time or amount an increase in the Rent.

      REVIEWED RENT means the higher of:

      (a) the Rent payable immediately before the Relevant Review Date (or if payment of the Rent or part of it has been suspended, the Rent which would otherwise have been payable); and

      (b)   the Open Market Rent on the Relevant Review Date.

2     RENT REVIEW

      From and including each Review Date the Rent shall be the Reviewed Rent.

3     AGREEMENT OR DETERMINATION OF THE REVIEWED RENT

3.1 The Open Market Rent at any Review Date may be agreed in writing at any time between the Landlord and the Tenant, but the Landlord and/or the Tenant (as the case may be) may at any time not earlier than 3 months before the Relevant Review Date:

      (a)   either by agreement between them, or

      (b)   by the Landlord or the Tenant giving Notice to the other

      require the Open Market Rent to be determined by the Independent Surveyor.

3.2 Any such determination by the Independent Surveyor shall be the Open Market Rent on the Relevant Review Date, unless the Open Market Rent has been agreed in writing by the Landlord and the Tenant at any time prior to such determination.

4     APPOINTMENT OF INDEPENDENT SURVEYOR

4.1 The Independent Surveyor shall be appointed by agreement between the Landlord and the Tenant or, failing such agreement, nominated by the President on the written application of either the Landlord or the Tenant.

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

4.2 The Independent Surveyor shall act as an arbitrator unless, prior to the Relevant Review Date, the Landlord gives Notice to the Tenant requiring that the Independent Surveyor shall act as an expert.

5     INDEPENDENT SURVEYOR ACTING AS EXPERT

5.1 If the Independent Surveyor acts as expert he shall invite the Landlord and the Tenant to submit to him a valuation accompanied by a statement of reasons with supporting evidence and to submit such representations and cross representations in respect of the other Party's valuation, statement of reasons and supporting evidence as they wish and shall give to each of them written notice of the amount of the Open Market Rent as determined by him.

5.2 The costs of any reference to the Independent Surveyor acting as expert shall be in the award of the Independent Surveyor and failing such award the costs shall be payable by the Landlord and the Tenant in equal shares.

6     INDEPENDENT SURVEYOR ACTING AS ARBITRATOR

      If the Independent Surveyor acts as arbitrator:

      (a) he shall act as an arbitrator in accordance with the Arbitration Act 1996; and

      (b) within 65 Working Days of his appointment or within such extended period as the Landlord and the Tenant may agree give to the Landlord and the Tenant written notice of the amount of the Open Market Rent as determined by him.

7     APPOINTMENT OF NEW INDEPENDENT SURVEYOR

      If the Independent Surveyor fails to give notice of his determination within [65 Working Days] of his appointment or dies or is unwilling to act or becomes incapable of acting or for any reason is unable to act, then either the Landlord or the Tenant may request the President to discharge the Independent Surveyor and to appoint another surveyor in his place and this procedure may be repeated as many times as necessary.

8     INTERIM PAYMENTS PENDING DETERMINATION

      If the amount of the Reviewed Rent has not been agreed or determined before the Relevant Review Date then the Tenant shall continue to pay the Rent at the rate applicable immediately before the Relevant Review Date and within 10 Working Days of the Decision Date the Tenant shall pay to the Landlord as arrears of Rent the amount by which the Reviewed Rent for the Interim Period exceeds the Rent actually paid during the Interim Period (apportioned on a daily basis) together with interest at the base lending rate from time to time of National Westminster Bank PLC (or of such other UK clearing bank as the Landlord may designate from time to time by giving Notice to the Tenant) from the Relevant Review Date to the date of actual payment (inclusive).

9     RENT RESTRICTIONS

      Whenever Rent Restrictions apply:

      (a) the operation of the above provisions for review of the Rent shall be postponed to take effect on the first date or dates upon which such operation may occur; and

      (b) the collection of any increase or increases in the Rent shall be postponed to take effect on the first date or dates that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase and until the Rent Restrictions are relaxed the Rent shall be the maximum sum from time to time permitted by such Rent Restrictions as may be applicable.

10    MEMORANDUM OF REVIEWED RENT

      Within 20 Working Days after the Reviewed Rent has been agreed or determined, a memorandum shall be signed by or on behalf of the Landlord and the Tenant and exchanged and annexed to this Lease and the counterpart of it and the Parties shall bear their own associated costs.

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

11    TIME NOT OF THE ESSENCE

      For the purpose of this Schedule time shall not be of the essence.

SCHEDULE 6 - SERVICE CHARGE

1     DEFINITIONS

      In this Schedule the following definitions apply.

      ACCOUNT DATE means 31 December in each year or such other date in each year as the Landlord may stipulate from time to time.

      ACCOUNT PERIOD means the period from but excluding one Account Date up to and including the next Account Date.

      ACCOUNT STATEMENT means a statement certified by the Surveyor (and in the absence of manifest error to be accepted by the Tenant as conclusive), showing the Total Charge for the relevant Account Period; the Due Proportion; the Service Charge; details of all Estimated Service Charge received in respect of the relevant Account Period; and any balance of Service Charge due from the Tenant or refund due to the Tenant.

      ESTIMATED SERVICE CHARGE means payment on account of the Service Charge.

      FACILITIES means such systems, facilities and Utilities as may from time to time be provided for the general amenity of the Building, including, to the extent provided from time to time, security and surveillance systems; fire alarm and prevention equipment; sprinklers; heating; ventilation and air conditioning plant; air cooling and air extraction; lifts; reception facilities; communal nameplates and signs; car park equipment; public address and other communication facilities.

      SERVICES means:

      (a) keeping the Retained Parts in good and substantial repair and condition (including, at the Landlord's discretion, inspection, testing, maintenance, servicing, refurbishment and, where beyond economic repair, renewal);

      (b) keeping any Facilities in good working order and the Common Parts adequately cleaned and lit;

      (c)   decorating and furnishing the Retained Parts;

      (d) operating all Facilities required by an Authority and during the Permitted Hours such other Facilities as may from time to time be provided;

      (e) carrying out such works and taking such other action in respect of the Retained Parts as may be appropriate in order to comply with the lawful requirements or recommendations of an insurer or an Authority.

      SERVICE CHARGE means the Due Proportion of the Total Charge.

      SERVICE COSTS means the aggregate of the following costs and expenses incurred by the Landlord:

      (a) the cost of complying with the Landlord's obligations contained in Clause 4.2;

      (b) all rates, taxes, charges, assessments and outgoings payable in respect of all or any part of the Retained Parts or in respect of the Building as a whole (as distinct from any one or more Lettable Areas);

      (c) the cost of electricity, gas, oil or other fuel supplies for the provision of the Services or otherwise consumed in the Retained Parts;

      (d) the cost of employing or arranging for the employment of staff to provide the Services, such cost to include all incidental expenditure such as (without prejudice to the generality of the foregoing) that relating to insurance, pension and welfare contributions; the provision of clothing; the provision of tools and equipment; employer's liability insurance the provision of accommodation (and where such accommodation is provided in the Building a notional rent for it being such figure as the Landlord is from time to time advised by the Surveyor represents its open market rent);

      (e) the cost of providing, maintaining, inspecting and renewing such equipment materials and supplies as are from time to time required in order to provide the Services;

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

      (f) the cost of all maintenance and other contracts entered into in relation to the provision of the Services;

      (g) all contributions to roads, pipes, walls, structures or other things common to or used in common by the Building and any Adjoining Property;

      (h)   the cost to the Landlord of:

            (i) complying with or contesting the requirements or proposals of any Authority; and

            (ii) carrying out such works as are required by, or as may be necessary to prevent any potential liability under, any Enactment insofar as the same relate to the Building (as distinct from any particular Lettable Area or Areas);

      (i) commitment fees, interest and any other cost of borrowing money where necessary to finance the Service Costs;

      (j) the fees of managing agents retained by the Landlord in relation to the management of the Building, the provision of the Services and the routine collection of Rent, Service Charge and Estimated Service Charge due from tenants and occupiers of the Building (but not the collection of arrears of the same) (or where any such task is carried out by the Landlord a reasonable charge for the Landlord in relation thereto);

      (k) the cost of preparing and auditing Service Charge accounts (whether carried out by the Landlord or by the Landlord's agents or accountants);

      (l) the cost of obtaining such professional advice as may from time to time be required in relation to the management of the Building and the provision of Services;

      (m) the cost of pedestrian control, security and the preparation and enforcement of regulations;

      (n) the cost of the insurance of plant and equipment and of the furnishings and contents of the Retained Parts and such other insurance relating to the management of the Building as the Landlord may consider prudent;

      (o) the cost of providing and maintaining decorative features (such as landscaped areas, flowers and seasonal decorations);

      (p) the cost of providing such further and improved Facilities as the Landlord may require for the greater amenity of those using the Building or the more efficient management of the Building, or as an Authority may require;

      (q) VAT (or other tax) where chargeable on any of the Service Costs to the extent that it cannot be recovered by the Landlord;

      (r) all other costs, charges, expenses and outgoings properly incurred in or incidental to the provision of the Services; and

      (s) such provision for anticipated future expenditure in relation to the Services as may in the Landlord's opinion (acting reasonably) be appropriate.

      TOTAL CHARGE means the total of all Service Costs during an Account Period net of any receipts from insurers, the Tenant or other occupiers of the Building or third parties (otherwise than by way of a payment for services) which are properly applicable towards payment of such Service Costs.

2     THE SERVICE CHARGE

2.1 The Tenant covenants to pay to the Landlord by way of equal installments in advance on each quarter day during the Term (the first payment or proportionate payment to be made on the first day of the Term) an Estimated Service Charge of such sum as the Landlord may reasonably demand, having regard to actual and anticipated Service Costs.

2.2 As soon as practicable after an Account Date, the Landlord shall submit to the Tenant an Account Statement for the Account Period ending on that Account Date and:

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

      (a) if the Account Statement shows that a balance of Service Charge is due from the Tenant, the Tenant shall pay such balance to the Landlord within fourteen days of receipt of the Account Statement;

      (b) if the Account Statement shows that a refund is due to the Tenant, such refund shall during the Term be set off against future Service Charge Payments and following the determination of the Term be set off against any other moneys due from the Tenant to the Landlord and the balance (if any) paid to the Tenant.

2.3 Where the date of this Lease and/or the End of the Term do not coincide with the beginning or end respectively of an Account Period, the Service Charge for the initial and/or final partial Account Periods shall be that proportion of the Service Charge which relates to the period from and including the first day of the Term or ending on the End of the Term as the case may be, apportioned on a daily basis according to the number of days in the whole of the relevant Account Period.

2.4 The provisions of this paragraph 2 will survive the End of the Term (but only in respect of the period up to the End of the Term).

SCHEDULE 7 - COVENANTS BY THE SURETY

1     INDEMNITY BY SURETY

      The Tenant or the Surety shall while the Tenant remains bound by the Tenant's Covenants comply with the Tenant's Covenants and the Surety shall indemnify the Landlord against all claims, demands, losses, damages, liabilities, costs, fees and expenses sustained by the Landlord by reason of or arising out of any default by the Tenant in complying with the Tenant's Covenants.

2     SURETY JOINTLY AND SEVERALLY LIABLE WITH TENANT

      The Surety shall be jointly and severally liable with the Tenant (whether before or after any disclaimer by a liquidator or trustee in bankruptcy of this Lease) for the fulfilment of all the obligations of the Tenant under this Lease and agrees that the Landlord in the enforcement of its rights under this Lease may proceed against the Surety as if the Surety were named as the Tenant in this Lease.

3     WAIVER BY SURETY

      The Surety waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Surety.

4     NO RELEASE OF SURETY

      None of the following or any combination of them shall release, discharge or lessen or affect the liability of the Surety under this Lease:

      (a) any neglect, delay or forbearance of the Landlord in endeavouring to obtain payment of the Rent or any additional rents or in enforcing compliance with the Tenant's Covenants;

      (b) any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord is entitled (or would after the service of a notice under section 146 of the Law of Property Act 1925 be entitled) to re-enter the Premises;

      (c)   any extension of time given by the Landlord to the Tenant;

      (d) save as provided for in the 1995 Act any variation of the terms of this Lease (including any reviews of the Rent) or the transfer of the Landlord's reversion or the assignment of this Lease;

      (e) any surrender by the Tenant of any part of the Premises (in which event the liability of the Surety shall continue in respect of the part of the Premises not so surrendered after making any necessary apportionments);

      (f) any other act, omission, matter or thing whereby but for this provision the Surety would be exonerated wholly or in part (other than a release under seal given by the Landlord).

5     DISCLAIMER OR FORFEITURE OF LEASE

5.1 If the Tenant (being an individual) becomes bankrupt or (being a company) enters into liquidation and the trustee in bankruptcy or liquidator disclaims or surrenders this Lease then the Surety shall if the Landlord gives Notice to the Surety within 65 Working Days after such disclaimer or other event accept from and execute and deliver to the Landlord at the cost of the Surety a counterpart of a new lease of the Premises:

      (a)   to take effect from the date of the disclaimer or other event;

      (b) for a term beginning on the date of the disclaimer and equal in length to the residue of the Term which would have remained had there been no disclaimer;

      (c) reserving by way of initial rent an amount equal to the Rent payable immediately before the date of the disclaimer or other event such initial rent to be payable from that date;

      (d) imposing on the Surety the same obligations as the Tenant was subject to immediately before the disclaimer or other event; and

      (e) otherwise containing the same terms and provisions as this Lease, including the provisions for rent review, except that the Surety shall not be required to procure that any other person is made a party to the new lease as surety.

5.2 If the Landlord does not require the Surety to take a new lease, the Surety shall nevertheless on demand pay to the Landlord a sum equal to the rents and other sums that would have been payable under this Lease (and for the avoidance of doubt the provisions of Schedule 5 shall apply mutatis mutandis) but for the disclaimer or other event, from and including the date of such disclaimer or other event for a period of 12 months or (if sooner) until the date on which a lease or underlease of the Premises to a third party is completed.

6     SUPPLEMENTAL DOCUMENTS

      The Surety shall at the request of the Landlord join in any document made supplemental or collateral to this Lease.

7     AUTHORISED GUARANTEE AGREEMENT

      The Surety shall join in as a party to any Authorised Guarantee Agreement entered into by the Tenant in order to guarantee that the Tenant shall duly perform and observe the obligations it undertakes within such Authorised Guarantee Agreement and shall covenant to indemnify the Landlord against all claims, demands, losses, damages, liabilities, costs, fees and expenses sustained by the Landlord by reason of or arising out of any default by the Tenant in complying with such obligations.

8     ADDRESS FOR SERVICE

      The Surety shall immediately notify the Landlord in writing of any change in the Surety's address for service and until such Notice has been given the Surety's address for service shall be the Surety's address for service most recently notified in writing to the Landlord.

SCHEDULE 8 - CAR PARKING PROVISIONS

The Tenant covenants with the Landlord as follows:

1 Not to use any of the Allotted Spaces for the repair or maintenance or cleaning of motor vehicles and not to store in or on any of them any petrol, oil or similar inflammable substances (other than petrol and oil in the tanks of vehicles using the same):

2 To take all necessary steps to prevent any leakage of oil, petrol, grease or other substance from any motor car on the Allotted Spaces or on any other part of the Car Park and to remove from the ground immediately any such leakage as may occur.

3 Not at any time to use any of the Allotted Spaces for any purpose other than the parking of one private motor vehicle (taxed and in a roadworthy condition) of the Tenant or the Tenant's Personnel, and not to use any such vehicle in such a manner as may breach any Enactment.

4 Not at any time to obstruct the Car Park, nor any entrances, internal accessways and exit roadways from it, and not to park any motor vehicle in such a position as to prevent the free movement or parking of motor vehicles in the Car Park.

5 To permit the Landlord and the Landlord's Personnel to enter on the Allotted Spaces at any time and to clean the same or to carry out any maintenance, repairs or redecorations to them or to any other part of the Car Park.

6 Not to use the Car Park for loading or unloading of goods or to deposit any rubbish on the Allotted Spaces or on any other part of the Car Park except in any rubbish bins which may be provided.

7 To ensure that all vehicles of the Tenant and the Tenant's Personnel entering and leaving the Car Park shall do so only at the vehicular access points (if any) constructed for that purpose.

8 Not to create unnecessary or excessive vibration or exhaust fumes in the Car Park.

9 Not to permit petrol, oil or other lubricants to be disposed of into the drains serving the Building or any Adjoining Property and not to permit the filling or emptying of fuel tanks in the Allotted Spaces or other parts of the Common Parts.

10 Not to do any act or thing whereby any access road or any road, path, forecourt or other area over which the Tenant may have rights of access or use may be damaged or the fair use of it by others may be obstructed, impeded or hindered in any manner whatsoever, and in particular not to park any motor or other vehicle in or upon such roads or other areas.

11 Forthwith to make good to the satisfaction of the Landlord all damage caused to the Car Park by the Tenant or the Tenant's Personnel.

12 To indemnify and keep the Landlord fully indemnified against liability in any way arising out of the use of vehicles in the Common Parts by the Tenant or the Tenant's Personnel.


EXECUTED as a deed by 3 FURZEGROUND )
(NO. 1) LIMITED                        )
acting by its secretary and a director )
or by two directors                    )

                                       Director                 /s/  (illegible)
                                       -----------------------------------------

                                       Director/Secretary       /s/  (illegible)
                                       -----------------------------------------

EXECUTED as a deed by 3 FURZEGROUND )
(NO. 2) LIMITED                         )
acting by its secretary and a director  )
or by two directors                     )

                                        Director                /s/  (illegible)
                                        ----------------------------------------

                                        Director/Secretary      /s/  (illegible)
                                        ----------------------------------------